UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2002

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4701 Country Club Road, Winston-Salem, North Carolina	27104
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events
Item 7(c): Exhibits
Signatures
Press Release dated July 19, 2002

Item 5: Other Events

On July 18, 2002, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the trust preferred securities) (“Southern Community”), the holding company of Southern Community Bank and Trust (the “Bank”), reported financial results for the second quarter and six months ended June 30, 2002.

The Bank opened on November 18, 1996. The Bank is headquartered in Winston-Salem, North Carolina, with offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina.

Item 7(c): Exhibits

Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb Richard M. Cobb Executive Vice President and Chief Financial Officer

Date:	July 23, 2002